Exhibit 99.1

September 1, 2021	OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES RECORD DATE AND DISTRIBUTION DATE IN CONNECTION WITH DISTRIBUTION TO SILVER BULL SHAREHOLDERS OF SHARES OF ARRAS MINERALS, A STRATEGICALLY-FOCUSED COMPANY WITH KAZAKH EXPLORATION PROJECTS

Vancouver, British Columbia – Silver Bull Resources, Inc. (OTCQB: SVBL, TSX: SVB) (“Silver Bull” or the “Company”) is pleased to announce the timing and additional details regarding the previously announced distribution (the “Distribution”) to Silver Bull shareholders of shares of Arras Minerals Corp. (“Arras”).

Pursuant to the Distribution, shareholders of Silver Bull common stock as of September 10, 2021 (the “Record Date”) will be entitled to receive one common share of Arras for each share of Silver Bull common stock held as of that date. The Distribution is scheduled to occur on September 24, 2021 (the “Distribution Date”).

Immediately following completion of the Distribution, Silver Bull’s shareholders will be issued shares in Arras so that, collectively, they will own approximately 84% of Arras, on a non-diluted basis, and Silver Bull will own approximately 4% of Arras, on a non-diluted basis. The remaining approximately 12% of Arras will be held by those who participated in Arras’ private placement in April 2021.

In connection with the approval of the Distribution by the board of directors of Silver Bull, Silver Bull and Arras entered into a separation and distribution agreement, dated August 31, 2021, setting forth the principal actions to be taken in connection with the Distribution and providing a framework for the relationship between the parties after the Distribution.

The Toronto Stock Exchange (the “TSX”) has decided to implement “due bill” trading in connection with the Distribution. Each “due bill” will represent an entitlement to an Arras share to be distributed pursuant to the Distribution and will attach to each Silver Bull share between the opening of trading on September 9, 2021 and the closing of trading on September 24, 2021, allowing Silver Bull shares to carry the value of the entitlement to the Arras share until the Distribution is made. As such, Silver Bull shareholders who sell Silver Bull shares up to the end of trading on the Distribution Date (i.e., when Silver Bull shares trade with an attached “due bill” representing an entitlement to Arras shares to be distributed pursuant to the Distribution) will be selling their right to receive Arras common shares in the Distribution. “Ex-distribution” trading (i.e., where Silver Bull shares trade without an entitlement to Arras shares to be distributed pursuant to the Distribution) will commence at the opening of trading on September 27, 2021. The due bill redemption date (i.e., the date when holders of due bill entitlements are expected to settle their entitlements) will be September 28, 2021. It is expected that the OTCQB marketplace will also implement “due bills” trading.

Most Silver Bull shareholders hold their Silver Bull shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name,” and ownership would be recorded on the bank’s or brokerage firm’s books. If a Silver Bull shareholder holds Silver Bull shares through a bank or brokerage firm, the bank or brokerage firm will credit the shareholder’s account for the Arras common shares that the shareholder is entitled to receive in the Distribution. If Silver Bull shareholders have any questions concerning the mechanics of having shares held in “street name,” they should contact their bank or brokerage firm.

In connection with the Distribution, all registered Silver Bull shareholders holding physical share certificates or shares in book-entry form with the Company’s transfer agent (Olympia Trust Company) will be issued Arras shares in book-entry form only, which means that no physical share certificates will be issued. For questions relating to the transfer or mechanics of the Distribution, please contact Olympia Trust Company by telephone at 1-833-684-1546 (toll free in North America) or by online inquiry at cssinquiries@olympiatrust.com.

Upon the consummation of the Distribution, Arras will not be listed on a public stock exchange but will report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. The Arras shares distributed to Silver Bull shareholders, though freely transferable in the United States, may be illiquid until such time as the shares are listed or a trading market develops, if at all. The Distribution of Arras shares by Silver Bull will constitute a distribution of securities that is exempt from the prospectus requirements of Canadian securities legislation. As such, the first trade in Arras shares in Canada will be a distribution for the purposes of Canadian securities laws and subject to prospectus requirements unless certain conditions are satisfied. Until such conditions are satisfied, Arras shares may only be resold in Canada pursuant to an exemption from prospectus requirements. Silver Bull warrants and options will also be adjusted pursuant to the Distribution. For further details regarding the Canadian resale restrictions on the Arras shares distributed by Silver Bull and the adjustments being made to Silver Bull warrants and options in connection with the Distribution, please refer to the Registration Statement on Form 20-F of Arras filed on September 1, 2021 with the U.S. Securities and Exchange Commission (the “SEC”) on EDGAR at www.sec.gov/edgar (the “20-F”).

Tax Implications

The following discussion is qualified in its entirety by the discussion of tax matters set forth in the 20-F. Silver Bull shareholders entitled to receive the Distribution of Arras shares should make reference to that discussion for further details regarding the tax consequences of the Distribution.

For U.S. federal income tax purposes, the receipt of Arras common shares by Silver Bull shareholders should be treated as a distribution of property in an amount equal to the fair market value of the common shares received. The Distribution of Arras common shares should be treated as dividend income to the extent considered paid out of Silver Bull’s current and accumulated earnings and profits. Distributions in excess of Silver Bull’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the holder’s basis in its Silver Bull shares and thereafter as capital gain. Silver Bull will not be able to determine the amount of the Distribution that will be treated as a dividend until after the close of the taxable year of the Distribution because its current year earnings and profits will be calculated based on its income for the entire taxable year in which the Distribution occurs. However, based on current projections, it is reasonably expected that a portion of the Distribution of Arras common shares should be treated as a return of capital rather than a dividend.

For Canadian tax purposes, the Distribution of Arras shares will be considered a dividend in kind on the Silver Bull shares to shareholders resident in Canada. Such shareholders will be required to include in computing their income for a taxation year the amount of such dividend (equal to the fair market value of the Arras shares received). A dividend in kind of the Arras shares paid in respect of the Silver Bull shares to a shareholder who is not a resident of Canada will not be subject to Canadian withholding tax or other income tax under the Income Tax Act (Canada).

The portion of the Distribution treated as a dividend for U.S. federal income tax purposes that is made to non-U.S. holders will generally be subject to U.S. federal gross-basis income tax at a rate of 30%, or a lower rate specified in an applicable income tax treaty. This tax is generally collected by way of withholding. Because the amount constituting a dividend will not be known at the time of the Distribution, Silver Bull or the applicable withholding agent is generally required to withhold on entire amount of the Distribution. Silver Bull or the applicable withholding agent may obtain the funds necessary to remit any such withholding tax by asking the non-U.S. holder to provide the funds, by using funds in such holder’s account with the applicable withholding agent or by selling (on such holder’s behalf) the portion of Arras common shares otherwise distributable to such non-U.S. holder needed to pay that tax, together with associated expenses.

EACH REGISTERED HOLDER OF SILVER BULL COMMON STOCK THAT IS A NON-U.S. HOLDER WILL HAVE THE OPTION TO PROVIDE THE FUNDS NECESSARY TO REMIT ANY APPLICABLE WITHHOLDING TAX TO THE IRS. IF SUCH FUNDS, TOGETHER WITH ANY OTHER REQUIRED DOCUMENTATION TO BE PROVIDED FROM SUCH HOLDER, ARE NOT RECEIVED BY SEPTEMBER 17, 2021, THEN, IF APPLICABLE, A PORTION OF THE ARRAS COMMON SHARES OTHERWISE DISTRIBUTABLE TO SUCH HOLDER WILL BE WITHHELD AND SOLD (ON SUCH HOLDER’S BEHALF) IN ORDER TO PAY ANY APPLICABLE WITHHOLDING TAX.

As this Distribution, as described above, is reasonably expected to result in a taxable dividend, the Company or an applicable withholding agent generally will be required to withhold with respect to the Distribution being made to certain non-U.S. holders. The Company implores shareholders who have not yet provided proof of their tax residency to do so by filing the appropriate forms with their bank, brokerage firm or for those who hold physical share certificates or in book entry form with the Company’s transfer agent, Olympia Trust Company, prior to the Record Date.

Benefits of the Transaction

The Distribution is expected to:

•	provide investors with the potential for greater value than a single company, by unlocking a premium value for the Beskauga and Sierra Mojada projects separately;
•	create two separate companies that have clear commodity and regional demarcation, allowing for targeted branding and marketing;
•	allow each company flexibility in allocating resources and deploying capital in a manner consistent with the separate business strategies;
•	broaden the appeal of the potential investor base for both companies, with Kazakhstan appealing to European and Middle Eastern investors and Mexico potentially appealing to North American investors; and
•	facilitate the ability of the companies to separately finance the Beskauga and Sierra Mojada projects based on the unique characteristics of each project and jurisdiction.

Tim Barry, President, CEO and director of Silver Bull states, “We continue to believe greater value will be created with two independent companies compared to the value that would be achieved by keeping the two sets of assets in a single company. Both the Beskauga and Sierra Mojada projects have NI 43-101 compliant resources as well as exploration upside and we believe the split will allow each company to execute its own unique business strategy and achieve a premium for any success in resource development and exploration. With continued strong metal prices and demand for commodities, we are confident that now is the right time to separate the projects in different companies.”

Beskauga Deposit, Kazakhstan: The Beskauga deposit is an open pittable gold-copper-silver deposit with a NI 43-101 compliant “Indicated” Mineral Resource of 207 million tonnes grading 0.35 g/t gold, 0.23% copper and 1.09 g/t silver for 2.33 million ounces of contained gold, 476.1 thousand tonnes of contained copper, and 7.25 million ounces of contained silver and an “Inferred” Mineral Resource of 147 million tonnes grading 0.33 g/t gold, 0.15% copper and 1.02 g/t silver for 1.56 million ounces of contained gold, 220.5 thousand tonnes of contained copper, and 4.82 million ounces of contained silver.

The constraining pit was optimised and calculated using a NSR cut-off based on a price of: $1,500/oz for gold, $2.80/lb for copper, $17.25/oz for silver, and with an average recovery of 81.7% for copper and 51.8% for both gold and silver. Mineralization remains open in all directions as well as at depth.

Table 1. Pit-constrained Mineral Resource estimate for the Beskauga copper-gold project

CATEGORY	TONNAGE (MT)	CU %	AU G/T	AG G/T	AU (MOZ)	CU (KT)	AG (MOZ)

Indicated	207	0.23	0.35	1.09	2.33	476.1	7.25
Inferred	147	0.15	0.33	1.02	1.56	220.5	4.82

For a full summary of the Beskauga resource please refer to the Company’s press release dated January 28, 2021 and filed on the Company’s profile at www.SEDAR.com, or by visiting the following link:

https://www.silverbullresources.com/news/silver-bull-announces-maiden-ni-43-101-resource-of-2.33-million-ounces-of-gold-476-thousand-tonnes-of-copper-in-the-indicated/

Sierra Mojada deposit, Mexico: Sierra Mojada is an open pittable oxide deposit with a NI 43-101 compliant Measured and Indicated “global” Mineral Resource of 70.4 million tonnes grading 3.4% zinc and 38.6 g/t silver for 5.35 billion pounds of contained zinc and 87.4 million ounces of contained silver. Included within the “global” Mineral Resource is a Measured and Indicated “high grade zinc zone” of 13.5 million tonnes with an average grade of 11.2% zinc at a 6% cutoff, for 3.336 billion pounds of contained zinc, and a Measured and Indicated “high grade silver zone” of 15.2 million tonnes with an average grade of 114.9 g/t silver at a 50 g/t cutoff for 56.3 million contained ounces of silver. Mineralization remains open in the east, west, and northerly directions.

The constraining pit was optimised and calculated using a NSR cut-off based on a silver price of US$15/oz, and a zinc price of US$1.20/lb and assumed a recovery for silver of 75% and a recovery for zinc of 41%. Approximately 60% of the current 3.2 kilometer mineralized body is at or near surface before dipping at around 6 degrees to the east.

CATEGORY	TONNES (MT)	AG (G/T)	CU (%)	PB (%)	ZN (%)	AG (MOZS)	CU (MLBS)	PB (MLBS)	ZN (MLBS)
MEASURED	52.0	39.2	0.04%	0.3%	4.0%	65.5	45.9	379.1	4,589.3
INDICATED	18.4	37.0	0.03%	0.2%	1. 9%	21.9	10.8	87.0	764.6
TOTAL M&I	70.4	38.6	0.04%	0.3%	3.4%	87.4	56.8	466.1	5,353.9
INFERRED	0.1	8.8	0.02%	0.2%	6.4%	0.02	0.04	0.4	10.7

For a full summary of the Sierra Mojada resource, please refer to the Company’s press release dated October 31, 2018 and filed on the Company’s profile at www.SEDAR.com, or by visiting the following link:

https://www.silverbullresources.com/news/silver-bull-resources-announces-5.35-billion-pounds-zinc-87.4-million-ounces-silver-in-updated-sierra-mojada-measured-and/

Sierra Mojada is currently under an illegal blockade from a group called Sociedad Cooperativa de Exploración Minera Mineros Norteños, S.C.L. (“Mineros Norteños”).

In 2014, Mineros Norteños filed a lawsuit against Silver Bull’s Mexican subsidiary “Minera Metalin”. In the lawsuit, Mineros Norteños sought payment of a capped 2% production royalty, including interest at a rate of 6% per annum since August 30, 2004, even though no revenue has been produced from the applicable mining concessions. Mineros Norteños also sought payment of wages to the Mineros Norteños members since August 30, 2004 under this agreement, even though a mineral processing plant was never built and none of the individuals were hired or performed work for Silver Bull under this agreement and Silver Bull did not commit to hiring them.

To date, Mineros Norteños has lost three separate rulings on its lawsuit. In an attempt to force Silver Bull into making a settlement, Mineros Norteños has undertaken to illegally block access to the project since September 2019. To ensure the safety of all involved, Silver Bull has elected to halt all operations on the project until a resolution can be found.

Post-Distribution of Arras Shares

Following the Distribution, Silver Bull will focus on the Sierra Mojada asset and surrounding area in Mexico and continue to manage the joint venture option with South32. It will continue to trade under the symbol “SVB” on the TSX, and “SVBL” on the OTCQB. The current management and board are expected to remain in place to continue to run the Company.

Arras will focus on the Beskauga deposit and the exploration licenses held in the surrounding area. In addition, current Silver Bull management and board have been appointed as management and board of Arras, along with G. Wesley Carson as an additional independent board member.

Both companies will remain headquartered in Vancouver.

The technical information of this news release has been reviewed and approved by Tim Barry, a Chartered Professional Geologist (CPAusIMM), and a qualified person for the purposes of National Instrument 43-101.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS:

+1 604 687 5800 info@silverbullresources.com

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated, and Inferred Resources: This press release uses the terms “measured resources”, “indicated resources”, and “inferred resources” which are defined in, and required to be disclosed by, NI 43-101. We advise U.S. investors that these terms are not recognized by the SEC. The estimation of measured, indicated and inferred resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that measured and indicated mineral resources will be converted into reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies.

Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, however the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, the information contained in this press release may not be comparable to similar information made public by U.S. companies that are not subject NI 43-101.

Cautionary note regarding forward looking statements: This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the U.S. Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Exchange Act, and applicable Canadian securities laws. Forward-looking statements include, among others, statements regarding the expected timing, mechanics, income tax consequences, benefits and other aspects of the proposed Distribution, expected post-Distribution management focus, and the Mineral Resource estimates for the Beskauga and Sierra Mojada projects. These statements are based on current expectations, estimates, forecasts, and projections about Silver Bull’s exploration projects, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions and references to future periods, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as whether the Distribution is ultimately achieved, in the manner and on the timeline currently contemplated, or at all, whether some or all of the expected benefits of the Distribution will be achieved, the impact of the Distribution on Silver Bull shareholders, whether management’s focus will be as described in this news release following the Distribution, the results of exploration activities and whether the results continue to support continued exploration activities, unexpected variations in ore grade, types and metallurgy, volatility and level of commodity prices, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and our Quarterly Report on Form 10-Q for the interim periods ended January 31, 2021, April 30, 2021, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.